UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 2, 2014, RestorGenex Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the acquisition of Paloma Pharmaceuticals, Inc. (“Paloma”) on March 28, 2014 pursuant to an Agreement and Plan of Merger with Paloma Merger Sub, Inc., Paloma and David Sherris, Ph.D. The Amendment No. 1 to the Original Report was filed on June 16, 2014 to provide financial statements required by Item 9.01, and this Amendment No. 2 to the Original Report is being filed as an amendment to and replacement for Amendment No. 1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

(1) Audited Consolidated Financial Statements of Paloma consisting of the Consolidated Balance Sheets as of December 31, 2013 and 2012 and the related Consolidated Statements of Operations and Other Comprehensive Income/(Loss), Consolidated Statements of Stockholders’ Deficit and Consolidated Statements of Cash Flow for the years then ended.

(2) Unaudited Consolidated Financial Statements of Paloma consisting of the Unaudited Balance Sheet as of March 31, 2014 and the Unaudited Consolidated Statements of Operations and Other Comprehensive Income/(Loss) and Unaudited Consolidated Statements of Cash Flow for the three months ended March 31, 2014 and 2013.

(b) Pro Forma Financial Information

(1) Unaudited Pro Forma Consolidated Statements of Income for the years 2013, 2012 and the three months ended March 31, 2014.

(c) Exhibits

Exhibit No.	Description
99.1	Audited Consolidated Financial Statements of Paloma as of and for the years ended December 31, 2013 and 2012 and Unaudited Consolidated Financial Statements of Paloma as of and for three months ended March 31, 2014 and 2013.
99.2	Unaudited Pro Forma Consolidated Statements of Income for Paloma for the years 2013, 2012 and three months ended March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	RESTORGENEX CORPORATION

	By:	/s/ Stephen M. Simes
Stephen M. Simes, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Audited Consolidated Financial Statements of Paloma as of and for the years ended December 31, 2013 and 2012 and Unaudited Consolidated Financial Statements of Paloma as of and for three months ended March 31, 2014 and 2013.

99.2	Unaudited Pro Forma Consolidated Statements of Income for Paloma for 2013, 2012 and three months ended March 31, 2014.